UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2021

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	BCML	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

(a) A Special Meeting of Shareholders (“Special Meeting”) of BayCom Corp (“BayCom”) was held on December 13, 2021.

(b) There were 10,693,425 shares of BayCom common stock eligible to be voted at the Special Meeting and 6,981,143 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. The item voted upon at the Special Meeting and the vote for such proposal was as follows:

1.To approve the to approve the principal terms of the Agreement and Plan of Merger, dated as of September 7, 2021, by and between BayCom and Pacific Enterprise Bancorp (“PEB”), including the merger and issuance of up to 3,100,004 shares of BayCom common stock in the merger (the “Merger Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,916,552	57,907	6,684	0

The Merger Proposal was approved by the shareholders of BayCom at the Special Meeting by the requisite affirmative vote. If necessary or appropriate, shareholders would have considered a proposal to approve a motion to adjourn or postpone the Special Meeting to another time or place if necessary or as appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal. Because BayCom’s shareholders approved the Merger Proposal at the Special Meeting, the adjournment proposal (Proposal No. 2) was not presented to shareholders for a vote at the Special Meeting.

(c) Not applicable.

(d) Not applicable.

Item 8.01Other Events.

On December 14, 2021, BayCom and PEB issued a joint press release announcing that, at the Special Meeting, BayCom’s shareholders approved the Merger Proposal and that, at the special meeting of PEB shareholders held on December 13, 2021, PEB’s shareholders approved the principal terms of the Agreement and Plan of Merger, dated as of September 7, 2021, by and between BayCom and PEB.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. BayCom previously announced the receipt of all required bank regulatory approvals for the merger of BayCom Corp and PEB, as well as the merger of PEB’s bank subsidiary, Pacific Enterprise Bank, into BayCom’s bank subsidiary, United Business Bank.  The transaction is expected to close during the first quarter of 2022, subject to the satisfaction or waiver of certain closing conditions.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated December 14, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	December 14, 2021	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary